Exhibit (d)(5)(i)

AMENDED SCHEDULE A

to the

AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

ING VARIABLE PORTFOLIOS, INC.

OPERATING EXPENSE LIMITS

Name of Fund*	Maximum Operating Expense Limit (as a percentage of average net assets)
	Adviser Class	Class I	Class S	Class S2
ING BlackRock Global Science and Technology Opportunities Portfolio Term Expires May 1, 2010	1.55%	1.05%	1.30%	1.45%

ING Global Equity Option Portfolio[1] Initial Term Expires May 1, 2010	N/A	N/A	0.50%	N/A

ING Index Plus LargeCap Portfolio Initial Term Expires May 1, 2006 Initial Term for Class S2 Expires May 1, 2010	1.05%	0.55%	0.80%	0.95%

ING Index Plus MidCap Portfolio Initial Term Expires May 1, 2006 Initial Term for Class S2 Expires May 1, 2010	1.10%	0.60%	0.85%	1.00%

ING Index Plus SmallCap Portfolio Initial Term Expires May 1, 2006 Initial Term for Class S2 Expires May 1, 2010	1.10%	0.60%	0.85%	1.00%

ING International Index Portfolio Initial Term Expires May 1, 2009 Initial Term for Class S2 Expires May 1, 2010	1.00%	0.50%	0.75%	0.90%

ING Morningstar U.S. Growth Index Portfolio Initial Term Expires May 1, 2009	0.97%	0.47%	0.72%	N/A

[1]	The operating expense limits set out above apply only at the Fund level and do not limit the fees payable by the underlying investment companies in which the Funds invest.

Exhibit (d)(5)(i)

Name of Fund*	Maximum Operating Expense Limit (as a percentage of average net assets)
	Adviser Class	Class I	Class S	Class S2
ING Opportunistic LargeCap Growth Portfolio Initial Term Expires May 1, 2006	1.30%	0.80%	1.05%	N/A

ING Opportunistic LargeCap Portfolio Initial Term Expires May 1, 2006 Initial Term for Class S2 Expires May 1, 2010	1.30%	0.80%	1.05%	1.20%

ING Russell™ Global Large Cap Index 75% Portfolio Initial Term Expires May 1, 2010 Initial Term for Class S2 Expires May 1, 2010	1.10%	0.60%	0.85%	1.00%

ING Russell™ Large Cap Index Portfolio Initial Term Expires May 1, 2009 Initial Term for Class S2 Expires May 1, 2010	0.87%	0.37%	0.62%	0.77%

ING Russell™ Mid Cap Index Portfolio Initial Term Expires May 1, 2009 Initial Term for Class S2 Expires May 1, 2010	0.93%	0.43%	0.68%	0.83%

ING Russell™ Small Cap Index Portfolio Initial Term Expires May 1, 2009 Initial Term for Class S2 Expires May 1, 2010	0.95%	0.45%	0.70%	0.85%

ING Small Company Portfolio Term Expires May 1, 2010	1.45%	0.95%	1.20%	1.35%

ING U.S. Bond Index Portfolio Initial Term Expires May 1, 2009 Initial Term for Class S2 Expires May 1, 2010	0.95%	0.45%	0.70%	0.85%

ING U.S. Government Money Market Portfolio Initial Term Expires May 1, 2010 Initial Term for Adviser Class Expires May 1, 2010	1.03%	0.53%	0.78%	0.93%

Exhibit (d)(5)(i)

Name of Fund*	Maximum Operating Expense Limit (as a percentage of average net assets)
	Adviser Class	Class I	Class S	Class S2
ING WisdomTreeSM Global High-Yielding Equity Portfolio Term Expires May 1, 2010	1.34%	0.84%	1.09%	1.24%

  /s/ HE

HE

Effective Date: May 1, 2009

*	This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

3